EXHIBIT 23.1
Consent of Independent Auditors
We consent to the incorporation by reference in the following Registration Statements of Liberty Global, Inc.:
(1)	Registration Statement (Form S-3 No. 333-128945),
(2)	Registration Statement (Form S-3 No. 333-128553),
(3)	Registration Statement (Form S-3 No. 333-125927),
(4)	Registration Statement (Form S-8 No. 333-125930),
(5)	Registration Statement (Form S-8 No. 333-125941),
(6)	Registration Statement (Form S-8 No. 333-125943),
(7)	Registration Statement (Form S-8 No. 333-125946),
(8)	Registration Statement (Form S-8 No. 333-125962),
(9)	Registration Statement (Form S-8 No. 333-128034),
(10)	Registration Statement (Form S-8 No. 333-128035),
(11)	Registration Statement (Form S-8 No. 333-128036),
(12)	Registration Statement (Form S-8 No. 333-128037), and
(13)	Registration Statement (Form S-8 No. 333-128038);
of our report dated January 6, 2006, with respect to the consolidated financial statements of Cablecom Holdings AG and Subsidiaries included in this Form 8-K/A of Liberty Global, Inc.
Ernst & Young AG

/s/ Yves Vontobel	/s/ Eric Ohlund
Yves Vontobel	Eric Ohlund
Swiss Certified Accountant	Certified Public Accountant
(in charge of the audit)

Zurich, Switzerland January 6, 2006